Exhibit 5


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
                                                    CLARK & STANT, P.C.

BRADFORD D. BIMSON                            ATTORNEYS AND COUNSELORS AT LAW                       CRAIG L. MYTELKA
JO ANN BLAIR-DAVIS                                                                                  JOHN M. PARIS, JR.
LAWRENCE H. BRYANT                                  ONE COLUMBUS CENTER                             BRIAN C. PURCELL
STEPHEN  W. BURKE                                                                                   ROBERT M. REED
MEGAN E. BURNS                              VIRGINIA BEACH, VIRGINIA 23462-6762                     FRANCES W. RUSSELL
DAVID A. CARDON                                            _____                                    ROBERT L. SAMUEL, JR.*
JOHN F. CARROLL, IV                                                                                 C. GRIGSBY SCIFRES
DONALD H. CLARK                                  TELEPHONE: (757) 499-8800                          LAWRENCE R. SIEGEL
CLIFFORD A. COPPOLA                                                                                 THOMAS E. SNYDER
JOSEPH A. DI JULIO                               FACSIMILE: (757) 473-0395                          FREDERICK T. STANT, III
TIMOTHY W. DORSEY                                                                                   STEPHEN C. SWAIN*
THOMAS R. FRANTZ                                   www.clarkandstant.com                            STEPHEN G. TEST
TASOS A. GALIOTOS                                                                                   A.W. VANDERMEER, JR.
MICHAEL J. GARDNER*                                 DIRECT DIAL NUMBER                              JACK L. YOUNG
S. GEOFFREY GLICK*
ERIC A. HAUSER                                        (757) 473-5308
MICHELLE A. HUGHES                               jparis@clarkandstant.com                           *ALSO ADMITTED IN NC
SAMUEL M. KROLL
                                                       June 18, 1998                                FREDERICK T. STANT,
                                                                                                    JR.
                                                                                                    OF COUNSEL

                                                                                                    OUR FILE NUMBER
                                                                                                           90366.006
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TFC Enterprises, Inc.
5425 Robin Hood Road, Suite 101B
Norfolk, Virginia 23513

                  Re:      Registration Statement on Form S-3
                  Registration No. 333-50531

Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on April 20, 1998, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act (the "Rules"), we have been requested by TFC Enterprises, Inc., a Delaware corporation (the "Company"), to provide our opinion as to the legality of the 1,135,280 shares (the "Stockholder Shares") of the Company's Common Stock, par value $.01 (the "Common Stock") offered by General Electric Capital Corporation (the "Selling Stockholder") that are registered for sale by the Registration Statement on a delayed or continuous basis pursuant to Rule 415 under the Act.

                  We have examined and relied on (i) signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission, (ii) copies of the Certificate of Incorporation and Bylaws of the Company and all amendments thereto, and (iii) originals or copies of such records of meetings of the board of directors and shareholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

                  In our examination, we have assumed: (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with original documents of all documents submitted to us as copies, (iv) the legal capacity of all natural persons, (v) that no consent, approval or authorization other than by the Company's director, shareholders and officers is required under applicable laws, rules or regulations for the due authorization and performance of the documents by the Company, (vi) the Company has complied with all provisions of law to which it is subject, and (vii) all statements, representations and warranties made in such documents are true, accurate and correct. With respect to matters of good standing of the Company, we have relied solely on certificates of public officials and such opinions are given as of the date of such certificates.

                  Based on and subject to the foregoing, and subject to the additional limitations, qualifications and exclusions described below, we are of the opinion that the Stockholder Shares have been duly authorized, validly issued and fully paid and are nonassessable.

                  We express no opinion whether the sale of the Shares conflicts with any agreement, instrument or document to which the Company or the Selling Stockholder is a party or any law, regulation or order to which the Company or the Selling Stockholder is subject. The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is based on, and are limited to, the law and facts in effect on the date of this letter. We express no opinion as to any future changes in such laws or facts or the effect thereof on the opinions expressed in this letter.

                  We consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or the Rules.

                  This opinion is provided exclusively for the benefit of the Company and applies only to the Registration Statement to which the Company and Selling Stockholder are parties and may not be used or relied on by any other person or entity. This letter and the opinion expressed herein are not to be quoted, circulated, assigned or delivered to any person or entity without our prior express written consent. We undertake no duty to supplement or update this opinion based on any facts, circumstances or changes in the law that arise after the date hereof.


                                                     Very truly yours,



                                                     CLARK & STANT, P.C.